UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2019

Federal National Mortgage Association
(Exact name of registrant as specified in its charter)
 Fannie Mae

Federally chartered corporation	0-50231	52-0883107	1100 15th Street, NW Washington, DC 20005	(800) 2FANNIE (800-232-6643)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)	(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 29, 2019, Fannie Mae’s Bylaws were amended, effective as of that date. The changes effected by the amended Bylaws are summarized below:

•	Removed the provision relating to the Executive Committee in Section 4.12.

•
Moved to Section 4.17 a list of ten actions that committees of the Board shall not have authority to take and revised this list to remove references to the Executive Committee. These listed actions previously had been included in Section 4.12 relating to the Executive Committee and were referenced in Section 4.17.

•	Removed the references to the Executive Committee in Section 4.17.
The preceding summary description of the amendments is qualified in its entirety by reference to the full text of the amendments, as included in the amended Bylaws. A copy of the amended Bylaws, which has been marked to show all amendments effective as of January 29, 2019, as compared with the prior version of the Bylaws, is included as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is being submitted with this report:

Exhibit Number	Description of Exhibit
3.2	Fannie Mae Bylaws, as amended through January 29, 2019, marked to show all amendments effective as of January 29, 2019, as compared with the prior version of Fannie Mae's Bylaws

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Stephen H. McElhennon
Stephen H. McElhennon Senior Vice President and Interim General Counsel

Date: January 30, 2019